Exhibit 99.1
Nanophase Announces Second Quarter 2006 Revenue
Thursday July 20, 5:16 pm ET
Achieves Highest Quarterly Revenue in Company History
ROMEOVILLE, Ill., July 20 /PRNewswire-FirstCall/ — Nanophase Technologies (Nasdaq: NANX - News), a technology leader in nanomaterials and advanced nanoengineered products, announced that second quarter 2006 revenue was approximately $2.4 million (unaudited), representing the highest quarterly revenue in the Company’s history. Nanophase’s revenues for the first half of 2006 were approximately $4.4 million (unaudited) representing an approximate 20% increase over the first half of 2005.
“Nanophase had a strong second quarter and first half revenue growth and made significant progress in many operational and new market initiatives,” stated Joseph Cross, Nanophase’s president and CEO. “We continue to expect that 2006 revenue will be materially stronger in the second half of 2006 than it was in the second half of 2005. We base these expectations on growth in architectural and industrial coatings predicated on customer forecasts and orders received. We have recently completed the installation of the new NanoArc™ reactor and volume dispersion facilities that were financed by the $1.6 million loan from BYK Chemie, a company of Altana Chemie, and expect to see increasing revenue from the industrial coatings market. As we discussed in last quarter’s conference call, we have added a significant customer in architectural coatings and already are achieving volume deliveries beginning this second quarter with anticipated increases in the second half of 2006. We also plan to continue introducing new nanomaterials targeted for antimicrobial, catalysts, and coatings applications where we are seeing market pull. We remain positive on revenue growth for the second half of 2006 and 2007.”
Nanophase plans to release earnings for the second quarter of 2006 on July 27 at approximately 3:00 PM CDT, 4:00 PM EDT. Nanophase has scheduled its quarterly conference call for July 27 at 4:00 PM CDT, 5:00 PM EDT, which will be hosted by Joseph Cross, president and CEO, and Jess Jankowski, CFO.
The call may be accessed through the Company’s website, http://www.nanophase.com , and clicking on the link under Investor Relations and Calendar of Events. If you are unable to attend, a replay will be available through August 3, 2006 by dialing 706-645-9291 and entering code 2695662, or by logging onto the Company’s website and following the above directions.
Nanophase Technologies Corporation (NANX), http://www.nanophase.com , is a leader in nanomaterials technologies and provides nanoengineered solutions for multiple industrial product applications. Using a platform of patented and proprietary integrated nanomaterial technologies, the Company creates products with unique performance attributes from two ISO 9001:2000 and ISO 14001 facilities. Nanophase delivers commercial quantity and quality nanoparticles, coated nanoparticles, and nanoparticle dispersions in a variety of media. The Company owns or licenses 18 United States and 43 foreign patents and patent applications. Information about Nanophase may be found in the Company’s public filings or on its website.
This press release contains words such as “expects”, “shall”, “will”, “believes” and similar expressions that are intended to identify forward- looking statements within the meaning of the Safe Harbor Provisions of the Private Securities Litigation Reform Act of 1995. Such statements in this announcement are made based on the Company’s current beliefs, known events and circumstances at the time of publication, and as such, are subject in the future to unforeseen risks and uncertainties that could cause the Company’s results of operations, performance and achievements to differ materially from current expectations expressed in, or implied by, these forward-looking statements. These risk and uncertainties include the following: a decision by a customer to cancel a purchase order or supply agreement in light of the Company’s dependence on a limited number of key customers; uncertain demand for, and acceptance of, the Company’s nanocrystalline materials; the Company’s manufacturing capacity and product mix flexibility in light of customer demand; the Company’s limited marketing experience; changes in development and distribution relationships; the impact of competitive products and technologies; the Company’s dependence on patents and protection of proprietary information; the resolution of litigation in which the Company may become involved; and other risks described in the Company’s Form 10Q filed May 9, 2006 and other filings with the Securities and Exchange Commission. In addition, the Company’s forward-looking statements could be affected by general industry and market conditions and growth rates. Except as required by federal securities laws, the Company undertakes no obligation to update or revise these forward-looking statements to reflect new events, uncertainties or other contingencies.